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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Sykes HealthPlan Service Bureau, Inc. on Form S-1 of our report dated May 24, 1996 (March 31, 1998 as to
Note 10) on the financial statements of Sykes HealthPlan Service Bureau Inc. (formerly Prudential Service Bureau, Incorporated), appearing in the
Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP


Parsippany, New Jersey
April 23 1998